Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
for
Deposit of Common Shares
of
QLT Inc.
Pursuant to the Offer to Purchase
Dated December 5, 2008

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (EASTERN TIME) ON
JANUARY 15, 2009 UNLESS THE OFFER IS EXTENDED, WITHDRAWN OR VARIED

As set forth in Section 4 of the Offer to Purchase (as defined below) — “Procedure for Depositing Shares”, this form or one substantially equivalent hereto must be used to deposit common shares (the “Shares”) of QLT Inc. (“QLT”) pursuant to the Offer to Purchase (as defined below) if certificates for Shares cannot be delivered or time will not permit all documents required by the Letter of Transmittal to reach the Depository by the Expiration Date (as defined in the Offer to Purchase). Such form may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the Toronto office of the Depository set forth below. See Section 4 of the Offer to Purchase.

TO:           QLT INC.

AND TO: COMPUTERSHARE INVESTOR SERVICES INC., as Depository

By Mail:	By Hand, Registered Mail or by Courier:

P.O. Box 7021	100 University Avenue
31 Adelaide Street East	9th Floor
Toronto, Ontario	Toronto, Ontario
M5C 3H2	M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

COMPUTERSHARE INVESTOR SERVICES INC.
Facsimile Transmission: (905) 771-4082

Delivery of this Notice of Guaranteed Delivery to any address or transmission of instructions via a facsimile number other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear on the applicable space on the Letter of Transmittal.

The undersigned hereby deposits to QLT the Shares indicated below pursuant to the guaranteed delivery procedure as set forth in Section 4 of the Offer to Purchase — “Procedure for Depositing Shares” dated December 5, 2008 (the “Offer to Purchase”), the accompanying bid circular (the “Circular”) included therein, the related letter of transmittal (the “Letter of Transmittal”) and this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (which together constitute the “Offer”), receipt of which is hereby acknowledged, in the manner indicated below upon the terms and subject to the conditions set forth in the Offer, including the provisions relating to proration described therein.

QLT Inc. — Notice of Guaranteed Delivery

Name and Address of Shareholder
Certificate Number(s) — If Available	Number of Shares	(please print)

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM

The Institution which completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and certificates for Shares to the Depository within the time period shown herein. Failure to do so could result in a financial loss to such institution.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) guarantees to deliver to the Depository at its address set forth above the certificate(s) representing the Shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 pm (Eastern Time) on the third trading day on the Toronto Stock Exchange and NASDAQ Global Select Market after the Expiration Date.

Name of Firm

Address of Firm

Postal Code or Zip Code

Area Code and Tel. No.

Authorized Signature

Name
(Please type or print)

Title

Dated:   , 200

QLT Inc. — Notice of Guaranteed Delivery

BOX A TYPE OF TENDER

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered by way of a Purchase Price Tender. Shares of QLT are being deposited hereby pursuant to (check one):

☐ An Auction Tender (Please complete Box B)	☐ A Purchase Price Tender (Please complete Box C)

BOX B
AUCTION TENDER

This box MUST be completed if Shares are being deposited pursuant to an Auction Tender. Failure to specify any price below will result in Shares being deemed to have been tendered by way of a Purchase Price Tender.

PRICE (IN U.S. DOLLARS) PER SHARE
AT WHICH SHARES ARE BEING DEPOSITED
Check Only One Box. If more than one box is checked, there is no proper deposit of Shares by way of an Auction Tender and the Shares will be deemed to have been tendered by way of a Purchase Price Tender.

☐	$2.20	☐	$2.40
☐	$2.30	☐	$2.50

BOX C
PURCHASE PRICE TENDER

This box MUST be completed if Shares are being deposited pursuant to a Purchase Price Tender.

The undersigned either (check one):

☐	is depositing Shares beneficially owned by the undersigned

☐	is the registered holder of the Shares being deposited, or

☐	is a broker, dealer, bank, trust company or other nominee that is depositing, for the beneficial owners thereof, Shares with respect to which it is the owner of record (list attached).

BOX D
CONDITIONAL TENDER
(See Instruction 6 of the Letter of Transmittal)

A Shareholder may tender Shares subject to the condition that a specified minimum number of the Shareholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased (as described in Section 6 of the Offer to Purchase). Unless the minimum number of Shares indicated below is purchased by QLT in the Offer, none of the Shares tendered by such Shareholder will be purchased. It is the responsibility of the Shareholder to calculate the minimum number of Shares that must be purchased if any are purchased, and QLT urges Shareholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional. Do not complete this box if you want your tender to be unconditional.

☐	Minimum number of Shares that must be purchased, if any are purchased:

  Shares.
(insert number of Shares)

If, because of pro-ration, the minimum number of Shares designated will not be purchased, QLT may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering Shareholder must have tendered all of his or her Shares and checked the box below.

☐	The tendered Shares represent all Shares held by the undersigned.